Annual Report on Form 10-K
for the
Year Ended December 31, 2001

Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-76181) and Form S-8 (No. 333-53185) of Apex Silver Mines Limited of our report dated February 13, 2002 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Denver, Colorado

March 26, 2002